Exhibit (k)(vi)

FORM OF EXPENSE LIMITATION AGREEMENT

As of [________], 2006

Managers of Man-Glenwood Lexington TEI, LLC

Managers of Man-Glenwood Lexington Associates Portfolio, LLC

With reference to the Investment Advisory Agreement entered into by Glenwood Capital Investments, L.L.C. (the "Adviser") with Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio") and the Services Agreement proposed to be entered into by the Adviser with Man-Glenwood Lexington TEI, LLC ("TEI"), respectively, we hereby notify you as follows:

     1. Through December 31, 2007, the Adviser agrees to limit the total annualized expenses (excluding fees and expenses of underlying funds) of (i) Class A units of TEI and (ii) the Portfolio to the amount of 3.0% of net assets attributable to Class A units of TEI and the Portfolio, respectively.

     2. Through December 31, 2007, the Adviser agrees to limit the total annualized expenses (excluding fees and expenses of underlying funds) of Class I units of TEI to the amount of 2.0% of net assets attributable to Class I units of TEI.

     3. After December 31, 2007, this Expense Limitation Agreement shall automatically renew for successive one-year terms and may be terminated by the Adviser, TEI or the Portfolio upon thirty (30) days' prior written notice to the other party.

                                          Very truly yours,

                                          GLENWOOD CAPITAL INVESTMENTS, L.L.C.

                                          By: __________________________________
                                          Name:
                                          Title:


ACCEPTED AND AGREED TO ON BEHALF          ACCEPTED AND AGREED TO ON BEHALF OF
OF MAN-GLENWOOD LEXINGTON ASSOCIATES      MAN-GLENWOOD LEXINGTON TEI, LLC:
PORTFOLIO, LLC:
By:                                       By:
       ----------------------------              -------------------------------
Name:  Steven Zoric                       Name:  Steven Zoric
Title: Secretary                          Title: Secretary